    As filed with the Securities and Exchange Commission on July 16, 1997

                                                     Registration No. 333-______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------
                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                             TECHNOLOGY SOLUTIONS COMPANY
                (Exact name of registrant as specified in its charter)

                                ----------------------

                 DELAWARE                            36-3584201
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)               Identification No.)

                              205 NORTH MICHIGAN AVENUE
                               CHICAGO, ILLINOIS  60601
                                    (312) 228-4500
                       (Address of Principal Executive Offices)

                                ----------------------

                TECHNOLOGY SOLUTIONS COMPANY 1996 STOCK INCENTIVE PLAN
                   THE BENTLEY COMPANY STOCK OPTION INCENTIVE PLAN
                              (Full title of each plan)

                                ----------------------

                               PAUL R. PETERSON, ESQ.
                      SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             TECHNOLOGY SOLUTIONS COMPANY
                         205 NORTH MICHIGAN AVENUE, SUITE 1500
                               CHICAGO, ILLINOIS  60601
                       (Name and address of agent for service)

                                ----------------------

                                    (312) 228-4500
            (Telephone number, including area code, of agent for service)

                                ----------------------

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                                                CALCULATION OF REGISTRATION FEE
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                                                              Proposed maximum        Proposed maximum
Title of each class of securities       Amount to be           offering price        aggregate offering        Amount of
        to be registered               registered (1)           per share (2)             price (2)         registration fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value           2,625,610 shares            $ 35.19             $ 92,397,895.05         $ 27,999.26
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

1. This Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the Technology Solutions Company 1996 Stock Incentive Plan or the antidilution provisions of The Bentley Company Stock Option Plan.

2. Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the weighted average option price of shares subject to outstanding options, and, as to shares not currently subject to outstanding options, the average of the high and low prices reported in the consolidated reporting system on July 11, 1997.

                                        PART I
                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

         Not required to be included herewith

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be included herewith


                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed (File No. 0-19433) with the Securities and Exchange Commission (the "Commission") by Technology Solutions Company, a Delaware corporation (the "Company"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1996, November 30, 1996 and February 28, 1997;

         (c) The Company's Current Reports on Form 8-K dated June 19, June 26, September 24 and December 19, 1996 and July 2, 1997; and

         (d) The description of the Common Stock, $0.01 par value, of the Company ("Common Stock"), which is contained in the registration statement on Form 8-A under the Securities Exchange Act of 1934 (the "Exchange Act"), filed with the Commission on July 25, 1991, including any subsequent amendment or any report filed for the purpose of updating such description.

         In addition to the foregoing, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement, including financial statements, contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

         Not applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Certificate of Incorporation and By-Laws require indemnification of the Company's officers and directors to the fullest extent permitted by Delaware law. The Company also maintains directors' and officers' insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit  Description of Exhibit
-------  ----------------------

4.1      Certificate of Incorporation of the Company, as amended, filed as
         Exhibit 3.01 to the Company's Registration Statement on Form S-1, Registration Number 33-41824, is incorporated herein by reference.

4.2 By-Laws of the Company, as amended, filed as Exhibit 3.02 to the Company's Registration Statement on Form S-1, Registration Number 33-41824 is incorporated herein by reference.

*4.3     Technology Solutions Company 1996 Stock Incentive Plan.

*4.4     The Bentley Company Stock Option Incentive Plan.

*4.5 Unanimous Consent of the Board of Directors of The Bentley Company approving amendment to The Bentley Company Stock Option Incentive Plan.

*5       Opinion of Sidley & Austin.

*23.1    Consent of Sidley & Austin (included in Exhibit 5).

*23.2    Consent of Price Waterhouse LLP.

*24      Powers of Attorney.

--------------------------
*   Filed herewith.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 15th day of July, 1997.

                                  TECHNOLOGY SOLUTIONS COMPANY

                                  By:             John T. Kohler
                                       --------------------------------------
                                       John T. Kohler
                                       President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of July, 1997.

    Name                               Capacity
    ----                               --------

              *                   Chairman of the Board of Directors
--------------------------
William H. Waltrip


    John T. Kohler                President, Chief Executive Officer, and
--------------------------        Director
John T. Kohler                    (principal executive officer)


    Martin T. Johnson             Senior Vice President and Chief Financial
--------------------------        Officer
Martin T. Johnson                 (principal financial and accounting officer)


              *                   Director
--------------------------
Michael J. McLaughlin


              *                   Director
--------------------------
Michael J. Murray


              *                   Director
--------------------------
Stephen B. Oresman


              *                   Director
--------------------------
John R. Purcell


*By:    Paul R. Peterson
     ----------------------
       Paul R. Peterson
       Attorney-in-fact

               INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit  Description of Exhibit
-------  ----------------------

4.1      Certificate of Incorporation of the Company, as amended, filed as
         Exhibit 3.01 to the Company's Registration Statement on Form S-1, Registration Number 33-41824, is incorporated herein by reference.

4.2 Bylaws of the Company, as amended, filed as Exhibit 3.02 to the Company's Registration Statement on Form S-1, Registration Number 33-41824, is incorporated herein by reference.

*4.3     Technology Solutions Company 1996 Stock Incentive Plan.

*4.4     The Bentley Company Stock Option Incentive Plan

*4.5 Unanimous Consent of the Board of Directors of The Bentley Company approving an amendment to The Bentley Company Stock Option Incentive Plan.

*5       Opinion of Sidley & Austin.

*23.1    Consent of Sidley & Austin (included in Exhibit 5).

*23.2    Consent of Price Waterhouse LLP.

*24      Powers of Attorney.


*     Filed herewith